EXHIBIT 15

March 28, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated March 28, 2005 on our review of interim financial information of Baxter International Inc. (the “Company”) for the three-month and six-month periods ended June 30, 2004 and 2003 included in the Company’s quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended June 30, 2004 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421 and 333-105032), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889, 333-38564, 333-54014, 333-67772, 333-82988, 333-101122, 333-101779 and 333-106041) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327, 333-47927, 333-36670, 333-84454 and 333-109329).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Chicago, Illinois